EXHIBIT 4.1

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                                                                  EXECUTION COPY


                           PURCHASE AND SALE AGREEMENT


                                     Between


                         ACCESS FINANCIAL LENDING CORP.,


                                  as the Seller


                                       and


                       ACCESS FINANCIAL RECEIVABLES CORP.,


                                as the Purchaser


                          Dated as of November 1, 1996


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                                TABLE OF CONTENTS

                                                                      Page

ARTICLE ONE       DEFINITIONS........................................  1

      Section 1.01.     Definitions..................................  1

ARTICLE TWO       PURCHASE, SALE AND CONVEYANCE OF
                  MORTGAGE LOANS.....................................  1

      Section 2.01.     Agreement to Purchase........................  1
      Section 2.02.     Purchase Price...............................  2
      Section 2.03.     Conveyance of Mortgage Loans;
                        Possession of Mortgage Loan Files............  2
      Section 2.04.     Transfer of Mortgage Loans;
                        Assignment of Agreement......................  2
      Section 2.05.     Examination of Mortgage Loan Files...........  2
      Section 2.06.     Books and Records............................  3
      Section 2.07.     Cost of Delivery and Recordation of
                        Documents....................................  3

ARTICLE THREE     REPRESENTATIONS AND WARRANTIES.....................  3

      Section 3.01.     Representations and Warranties as
                        to the Seller................................  3
      Section 3.02.     Representations and Warranties of
                        the Purchaser................................  4

ARTICLE FOUR      THE SELLER.........................................  5

      Section 4.01.     Covenants of the Seller......................  5

ARTICLE FIVE      MISCELLANEOUS......................................  6

      Section 5.01.     Notices......................................  6
      Section 5.02.     Severability of Provisions...................  6
      Section 5.03.     Agreement of Seller..........................  6
      Section 5.04.     Survival.....................................  6
      Section 5.05.     Effect of Headings and Table of
                        Contents.....................................  7
      Section 5.06.     Successors and Assigns.......................  7
      Section 5.07.     Confirmation of Intent; Grant of
                        Security Interest............................  7
      Section 5.08.     Miscellaneous................................  8
      Section 5.09.     Amendments...................................  8
      Section 5.10.     Third-Party Beneficiaries....................  8
      Section 5.11.     GOVERNING LAW; CONSENT TO
                        JURISDICTION; WAIVER OF JURY TRIAL...........  8
      Section 5.12.     Execution in Counterparts....................  9


Exhibit A - Mortgage Loan Schedule


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            This  Purchase  and Sale  Agreement,  dated as of  November 1, 1996, between ACCESS FINANCIAL LENDING CORP., a Delaware corporation, its successors and assigns (the "Seller"), and ACCESS FINANCIAL RECEIVABLES CORP., a Delaware corporation and its successors and assigns (the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, Exhibit A attached hereto (the "Mortgage Loan Schedule") and made a part hereof lists certain mortgage loans (the "Mortgage Loans") owned by the Seller that the Seller desires to sell to the Purchaser and that the Purchaser desires to purchase;

            WHEREAS, it is the intention of the Seller and the Purchaser that, immediately following the Seller's conveyance of the Mortgage Loans to Purchaser on the Startup Day, (a) the Purchaser shall convey the Mortgage Loans to a trust (the "Trust") pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among the Seller, Access Financial Lending Corp., as master servicer (the "Master Servicer"), the Purchaser, as transferor and The Chase Manhattan Bank, as trustee (the "Trustee") and (b) the Trustee shall issue certificates evidencing beneficial ownership interests in the property of the Trust formed by the Pooling and Servicing Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

            Section 1.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

                                   ARTICLE TWO

                 PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

            Section  2.01.  Agreement to Purchase.  (a) Subject to the terms and conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase on the Startup Day, the Mortgage Loans. The Mortgage Loan Schedule shall conform to the requirements of the Purchaser and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement.


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            (b) The  closing for the  purchase  and sale of the  Mortgage  Loans shall take place at the offices of Dewey Ballantine, New York, New York, at 10:00 a.m., New York time, on November 21, 1996 or such other place and time as the parties shall agree (such time being herein referred to as the "Startup Day").

            Section 2.02. Purchase Price. On the Startup Day, as full consideration for the Seller's sale of the Mortgage Loans to the Purchaser, the Purchaser will deliver to the Seller an amount in cash equal to the Seller's book value of the Mortgage Loans, as certified to the Purchaser by the Seller.

            Section 2.03. Conveyance of Mortgage Loans; Possession of Mortgage Loan Files. (a) On the Startup Day, the Seller will direct the Trustee in its capacity as trustee of Access Financial Lending Loan Purchase Trust to transfer, assign, set over and otherwise convey without representation, warranty or recourse, to the Purchaser, all right, title and interest of the Seller in and to each Mortgage Loan listed on the Mortgage Loan Schedule delivered by the Seller on the Startup Day, and all its right, title and interest in and to (i) scheduled payments of interest due on each Mortgage Loan after the Cut-Off Date,
(ii) scheduled payments of principal due, and unscheduled collections of principal received, on each Mortgage Loan on and after the Cut-Off Date, and
(iii) its Insurance Policies (the "Conveyed Property"); such transfer of the Mortgage Loans set forth on the Mortgage Loan Schedule to the Purchaser is absolute and is intended by the parties hereto to be treated as a sale to the Purchaser.

            (b) Pursuant to the Pooling and Servicing Agreement, the Purchaser shall, on the Startup Day, assign all of its right, title and interest in and to the Conveyed Property together with its rights hereunder to the Trust.

            Section 2.04. Transfer of Mortgage Loans; Assignment of Agreement. The Seller hereby acknowledges and agrees that the Purchaser may assign its interest under this Agreement to the Trust as may be required to effect the purposes of the Pooling and Servicing Agreement, without further notice to, or consent of, the Seller, and the Trust shall succeed to such of the rights and obligations of the Purchaser hereunder as shall be so assigned. The Purchaser shall, pursuant to the Pooling and Servicing Agreement, assign all of its right, title and interest in and to the Conveyed Property to the Trustee for the benefit of the Certificateholders.

            Section 2.05. Examination of Mortgage Loan Files. Prior to the Startup Day, the Seller shall make the Mortgage Loan Files available to the Purchaser or its designee for examination at the Trustee's offices or at such other place as the Seller shall reasonably specify. Such examination may be made


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by the  Purchaser  or its  designee at any time on or before the Startup Day. If the Purchaser or its designee makes such examination prior to the Startup Day and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Schedule of Mortgage Loans and may be replaced, prior to the Startup Day, by Qualified Replacement Mortgage acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or the Trustee has conducted or has failed to conduct any partial or complete examination of the Files shall not affect the rights of the Purchaser or the Trustee to demand repurchase or other relief as provided in this Agreement.

            Section 2.06. Books and Records. The sale of each Mortgage Loan shall be reflected on the Seller's accounting and other records, balance sheet and other financial statements as a sale of assets by the Seller to the Purchaser. The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders.

            Section 2.07. Cost of Delivery and Recordation of Documents. The costs relating to the delivery and recordation of the documents specified in this Article Two in connection with the Mortgage Loans shall be borne by the Seller.

                                  ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

            Section 3.01. Representations and Warranties as to the Seller. The Seller hereby represents and warrants to the Purchaser, as of the Startup Day, that:

            (a) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.


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            (b) Authorization; Binding Obligations. The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

            (c) No Consent Required. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

            (d) No Violations. The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound.

            (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or, with respect to this Agreement, the Certificates which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

            Section 3.02. Representations and Warranties of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Seller, as of the date of execution of this Agreement and the Startup Day, that:

            (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Purchaser has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;


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            (c) This  Agreement has been duly and validly  authorized,  executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery hereof by the Seller, constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Purchaser with this Agreement or the consummation by the Purchaser of any of the transactions contemplated hereby, except such as have been made on or prior to the Startup Day; and

            (e) None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans from the Seller, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Purchaser or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Purchaser is a party or by which it is bound and which is material to the Purchaser, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Purchaser.

                                  ARTICLE FOUR

                                   THE SELLER

            Section 4.01. Covenants of the Seller. The Seller hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Seller as the Purchaser or its counsel may reasonably request in order to consummate the sale and transfer of the Mortgage Loans to the Purchaser and the subsequent sale and transfer thereof to the Trustee, and the rating, issuance and sale of the Certificates.

                                  ARTICLE FIVE


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                                  MISCELLANEOUS

            Section 5.01. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, addressed to the Seller at Access Financial Lending Corp., 400 Highway 169 South, Suite 300, St. Louis Park, MN 55426-0365, Attention: President, or to such other address as the Seller may designate in writing to the Purchaser and if to the Purchaser, addressed to the Purchaser at Access Financial Receivables Corp., 400 Highway 169 South, Suite 410, St. Louis Park, MN 55426-0365,
Attention: President, or to such other address as the Purchaser may designate in writing to the Seller.

            Section 5.02. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 5.03. Agreement of Seller. The Seller agrees to execute and deliver such instruments and take such actions as the Purchaser may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 5.04. Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.


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            Section 5.05. Effect of Headings and Table of Contents.  The Article
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 5.06. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third Person without the written consent of the other party to this Agreement; provided, however, that the Purchaser may assign its rights hereunder without the consent of the Seller.

            Section 5.07. Confirmation of Intent; Grant of Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller to the Purchaser of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Purchaser of Mortgage Loans and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and
(d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such


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security  interest would be deemed to be a perfected  security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

            Section 5.08. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

            Section 5.09. Amendments. (a) This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

            (b) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

            Section 5.10. Third-Party Beneficiaries. The parties agree that the Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Purchaser under this Agreement which are assigned to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Seller under Sections 3.05 and 4.01 of this Agreement.

            Section 5.11. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

            (b) THE PURCHASER AND THE SELLER EACH HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND


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EACH WAIVES  PERSONAL  SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS  THAT
ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 5.01 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PURCHASER AND THE SELLER EACH HEREBY WAIVES ANY
OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PURCHASER AND THE SELLER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

            (c) THE PURCHASER AND THE SELLER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN Mortgage Loan, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

            Section 5.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                              ACCESS FINANCIAL LENDING CORP.


                              By:_________________________________
                                 Name:
                                 Title:


                              ACCESS FINANCIAL RECEIVABLES CORP.


                              By:_________________________________
                                  Name:
                                  Title:


                          [Purchase and Sale Agreement]